                         MARSHALL & ILSLEY CORPORATION               EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                    Three Months Ended June 30,
                                                   -----------------------------
PRIMARY                                                1994             1993
- - -------                                            ------------     ------------
Earnings:
  Net income (loss)                                   ($37,061)         $43,417
                                                   ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                         95,480           99,444
  Additional shares relating to:
    Convertible preferred stock (d)                          -            1,963
    Stock options outstanding (a)(d)                         -            2,273
    Stock options exercised (c)(d)                           -               27
                                                   ------------     ------------
Total average primary shares outstanding                95,480          103,707
                                                   ============     ============

PRIMARY (LOSS) EARNINGS PER SHARE                       ($0.39)           $0.42
                                                   ============     ============
FULLY DILUTED
- - -------------
Earnings:
  Net income (loss)                                   ($37,061)         $43,417
  Add: Interest on convertible notes,
    net of income tax effect (d)                             -              711
                                                   ------------     ------------
  Total earnings as adjusted                          ($37,061)         $44,128
                                                   ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                         95,480           99,444
  Additional shares relating to:
    Convertible preferred stock (d)                          -            1,963
    Stock options outstanding (b)(d)                         -            2,363
    Stock options exercised (c)(d)                           -               27
    Assumed conversion of convertible notes (d)              -            5,833
                                                   ------------     ------------
Total average fully diluted shares outstanding          95,480          109,630
                                                   ============     ============

FULLY DILUTED (LOSS) EARNINGS PER SHARE                 ($0.39)           $0.40
                                                   ============     ============

Notes:
- - ------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price or average market price, whichever is higher.
(c) Based on the treasury stock method using market price at date of exercise.
(d) Omitted from 1994 calculation due to antidilutive effect.

                         MARSHALL & ILSLEY CORPORATION               EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        ($000's except per share data)

                                                     Six Months Ended June 30,
                                                   -----------------------------
PRIMARY                                                1994             1993
- - -------                                            ------------     ------------
Earnings:
  Net income                                            $1,452          $85,346
                                                   ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                         95,771           99,296
  Additional shares relating to:
    Convertible preferred stock                          2,345            1,963
    Stock options outstanding (a)                        1,485            1,889
    Stock options exercised (c)                            106              325
                                                   ------------     ------------
Total average primary shares outstanding                99,707          103,473
                                                   ============     ============

PRIMARY EARNINGS PER SHARE                               $0.01            $0.82
                                                   ============     ============
FULLY DILUTED
- - -------------
Earnings:
  Net income                                            $1,452          $85,346
  Add: Interest on convertible notes,
    net of income tax effect (d)                             -            1,424
                                                   ------------     ------------
  Total earnings as adjusted                            $1,452          $86,770
                                                   ============     ============
Shares:
  Weighted average number of common shares
    outstanding                                         95,771           99,296

  Additional shares relating to:
    Convertible preferred stock                          2,345            1,963
    Stock options outstanding (b)                        1,502            2,203
    Stock options exercised (c)                            106              325
    Assumed conversion of convertible notes (d)              -            5,851
                                                   ------------     ------------
Total average fully diluted shares outstanding          99,724          109,638
                                                   ============     ============

FULLY DILUTED EARNINGS PER SHARE                         $0.01            $0.79
                                                   ============     ============

Notes:
- - ------
(a) Based on the treasury stock method using average market price.
(b) Based on the treasury stock method using period-end market price or average market price, whichever is higher.
(c) Based on the treasury stock method using market price at date of exercise.
(d) Omitted from 1994 calculation due to antidilutive effect.